                                                                    EXHIBIT 4.8

                                                                 Execution Copy

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                            WORKING CAPITAL AGREEMENT

                            Dated as of March 1, 2000

                                      among

                              AES RED OAK, L.L.C.,
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                       and

                                DRESDNER BANK AG,
                       acting through its New York Branch
                           and/or Grand Cayman Branch
                          as Initial Bank and as a Bank

                                       and

                                DRESDNER BANK AG,
                       acting through its New York Branch,
                                    as Agent

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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey

                                TABLE OF CONTENTS
                                -----------------



                                                                                                PAGE
ARTICLE I DEFINITIONS; CONSTRUCTION................................................................1

   SECTION 1.2       DEFINITIONS...................................................................1
   SECTION 1.3       CONSTRUCTION..................................................................5

ARTICLE II COMMITMENTS AND LOANS...................................................................5

   SECTION 2.1       COMMITMENTS...................................................................5
   SECTION 2.2       MAKING LOANS..................................................................7
   SECTION 2.3       INTEREST......................................................................8
   SECTION 2.4       REPAYMENT....................................................................11
   SECTION 2.5       PREPAYMENTS..................................................................11
   SECTION 2.6       FEES.........................................................................11
   SECTION 2.7       SECURITY.....................................................................12
   SECTION 2.8       PAYMENTS.....................................................................12
   SECTION 2.9       COMPUTATION OF INTEREST AND FEES.............................................12
   SECTION 2.10      PAYMENTS ON NON-BUSINESS DAYS................................................12
   SECTION 2.11      SHARING OF PAYMENTS, ETC.....................................................13
   SECTION 2.12      EVIDENCE OF DEBT.............................................................13
   SECTION 2.13      INCREASED COSTS AND REDUCED RETURNS..........................................14
   SECTION 2.14      CAPITAL ADEQUACY.............................................................16
   SECTION 2.15      TAXES........................................................................16
   SECTION 2.16      ILLEGALITY...................................................................18
   SECTION 2.17      ASSIGNMENTS BY BANKS.........................................................19
   SECTION 2.18      REFINANCING OPTION...........................................................19
   SECTION 2.19      RIGHT OF SET-OFF.............................................................19

ARTICLE III CONDITIONS PRECEDENT..................................................................20

   SECTION 3.1       CONDITIONS PRECEDENT TO EFFECTIVENESS........................................20
   SECTION 3.2       CONDITIONS PRECEDENT TO EACH BORROWING.......................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................................22

   SECTION 4.1       REPRESENTATIONS AND WARRANTIES OF BORROWER...................................22
   SECTION 4.2       REPRESENTATIONS AND WARRANTIES OF INITIAL BANK...............................22

ARTICLE V COVENANTS...............................................................................22

   SECTION 5.1       COVENANTS....................................................................22

ARTICLE VI DEFAULTS AND REMEDIES..................................................................23

   SECTION 6.1       EVENTS OF DEFAULT............................................................23
   SECTION 6.2       REMEDIES.....................................................................23

ARTICLE VII THE AGENT.............................................................................23

   SECTION 7.1       AUTHORIZATION AND ACTION.....................................................23
   SECTION 7.2       AGENT'S RELIANCE, ETC........................................................24
   SECTION 7.3       INITIAL BANK AND AFFILIATES..................................................25
   SECTION 7.4       BANK CREDIT DECISION.........................................................25
   SECTION 7.5       INDEMNIFICATION..............................................................25
   SECTION 7.6       SUCCESSOR AGENT..............................................................25
   SECTION 7.7       COLLATERAL...................................................................26

ARTICLE VIII MISCELLANEOUS........................................................................26

   SECTION 8.1       AMENDMENTS, ETC..............................................................26
   SECTION 8.2       NOTICES, ETC.................................................................27
   SECTION 8.3       NO WAIVER; REMEDIES..........................................................27




   SECTION 8.4       COSTS AND EXPENSES...........................................................27
   SECTION 8.5       APPLICATION OF MONIES........................................................28
   SECTION 8.6       SEVERABILITY.................................................................28
   SECTION 8.7       NON-RECOURSE LIABILITY.......................................................28
   SECTION 8.8       BINDING EFFECT...............................................................29
   SECTION 8.9       ASSIGNMENTS AND PARTICIPATIONS...............................................29
   SECTION 8.10      INDEMNIFICATION..............................................................30
   SECTION 8.11      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.......31
   SECTION 8.12      HEADINGS.....................................................................32
   SECTION 8.13      EXECUTION IN COUNTERPARTS....................................................32





Exhibit A         Revolving Promissory Note
Exhibit B         Notice of Borrowing
Exhibit C         Assignment and Acceptance
Exhibit D         Notice of Repayment
Exhibit E         Commitment Increase Supplement

Schedule 1        Applicable Margin


                            WORKING CAPITAL AGREEMENT

     This Working Capital Agreement (this "Agreement"), dated as of March 1, 2000, is entered into by and among AES RED OAK, L.L.C., a Delaware limited liability company (the "Borrower"), DRESDNER BANK AG, acting through its New York Branch and/or Grand Cayman Branch (in its individual capacity, "Initial Bank"), together with each other bank that becomes a party hereto pursuant to
Section 2.17 or Section 8.9 (each a "Bank" and collectively, the "Banks") and DRESDNER BANK AG, acting through its New York Branch, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks.

     (A) Borrower has authorized the creation of issues of nonrecourse bonds, debentures, promissory notes and other evidences of indebtedness to be issued in one or more series (collectively, the "SENIOR DEBT"), as more particularly described in the Trust Indenture dated as of March 1, 2000 (as amended and in effect from time to time, the "INDENTURE") among the Borrower, the Trustee and the Depositary Bank, the proceeds of which are to be applied to the development, construction, start-up, testing and operation of an approximately 830 MW (net) gas-fired power station to be located in the Borough of Sayreville, Middlesex County, New Jersey.

     (B) It is a condition to the occurrence of the Closing Date that the parties hereto shall have entered into this Agreement.

     (C) The Borrower has requested that the Banks make available, and the Banks are willing to make available, to the Borrower a working capital facility of up to the maximum aggregate principal amount of $2,500,000 (subject to adjustment as hereinafter set forth) upon the terms and conditions hereinafter set forth.

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     SECTION 1.2 DEFINITIONS.

     (a) Terms defined in the Indenture have, unless the same are defined herein or the context otherwise requires, the same meaning when used herein.

     (b) The following terms are used in this Agreement with the following respective meanings:

     "ADJUSTED BASE RATE" means the higher of (a) the Federal Funds Rate plus .50% and (b) the Reference Rate.

     "ANNUAL CLEAN-UP PERIOD" means, for each 365 day period commencing on March 15 of a year, and ending on March 14 of the succeeding year (including the 365 day period commencing on March 15, 2000), a period of 30 consecutive days during which no Loans shall be outstanding hereunder.

     "APPLICABLE MARGIN" means the margin applicable to Base Rate Loans or Eurodollar Rate Loans, in each case as set forth under the applicable heading and for the applicable rating category as set forth on Schedule 1.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance entered into by a Bank and another Person substantially in the form of Exhibit C.

     "AVAILABILITY COMMENCEMENT DATE" means the date selected by the Borrower pursuant to Section 2.1(b).

     "BASE RATE LOAN" means a Loan bearing interest at a rate determined with reference to the Adjusted Base Rate.

     "BORROWING" means a borrowing by the Borrower consisting of Loans.

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York, and with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day that is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "CLOSING DATE" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled.

     "COMMERCIAL OPERATION DATE" has the meaning set forth in the PPA.

     "COMMITMENT" has the meaning set forth in Section 2.1(a).

     "COMMITMENT INCREASE SUPPLEMENT" has the meaning set forth in Section
2.1(d).

     "CREDIT DOCUMENTS" means this Agreement and the Note.

     "DEFAULT" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

     "EUROCURRENCY LIABILITIES" has the meaning ascribed thereto in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EUROCURRENCY RESERVE PERIOD" has the meaning set forth in Section 2.13(b).

     "EURODOLLAR RATE" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate PER ANNUM equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the offered rates which appear on the Telerate page 3750, British Bankers Association Interest Settlement Rates for deposits in Dollars (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market, as designated by the Agent) as of 11:00 a.m. (London time) on the day two Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

     "EXCLUDED TAXES" has the meaning set forth in Section 2.15(a).

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "FINAL DISBURSEMENT DATE" means the earliest of (a) the date that is five years after the Closing Date, unless extended pursuant to Section 2.1(c), in which case such extended date, (b) the date on which the Commitments are fully canceled pursuant to Section 2.1(e), and (c) the occurrence of an Event of Default and the Agent's termination in accordance with Section 6.2 of the obligation of each Bank to make Loans hereunder.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 8.10.

     "INTEREST PERIOD" means with respect to each Eurodollar Rate Loan, a period commencing on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six calendar months thereafter, or, if funds in the Eurodollar market are, in the sole judgment of the Agent, available to the Agent and the Banks for such period, nine or twelve calendar months, as the Borrower may elect in the applicable Notice, PROVIDED that:

     (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (c) no Interest Period shall be selected to be applicable to a Loan if such Interest Period ends after the next scheduled principal repayment date pursuant to this Agreement and the Note unless, at the time of such selection, there are outstanding Base Rate Loans and/or Eurodollar Rate Loans the Interest Period(s) applicable to which end on or before such scheduled repayment date in an aggregate principal amount at least equal to the amount of such next scheduled principal repayment; and

     (d) no Interest Period shall end after the latest Maturity Date.

     "LOAN" has the meaning set forth in Section 2.1(a).

     "MATURITY DATE" means, as to each Loan, the date 180 days after such Loan is advanced pursuant to Section 2.2(a).

     "NOTE" has the meaning set forth in Section 2.12(a).

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.2(a).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.3(b).

     "OBLIGATIONS" means all of the obligations of the Borrower to the Banks and the Agent under this Agreement and the Note, whether for principal, interest, fees, expenses, indemnification or otherwise.

     "PARTICIPANT" has the meaning set forth in Section 8.9(b).

     "POST-DEFAULT RATE" means the rate otherwise applicable under Section 2.3(a) plus 2.0%.

     "PROJECT" means the Facility, together with all associated equipment and facilities and the development and construction thereof.

     "PURCHASING BANK" has the meaning set forth in Section 8.9(a).

     "QUARTERLY DATE" means each Bond Payment Date during the term of this Agreement.

     "REFERENCE RATE" means the variable rate of interest PER ANNUM officially announced or published by the Agent from time to time as its "prime rate" or "reference rate," such rate being set by the Agent as a general reference rate of interest taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "prime rate" or "reference rate."

     "REPLACEMENT BANK" has the meaning set forth in Section 2.17.

     "REQUIRED BANKS" means, at any time, Banks (one of which shall be the Agent) holding at least 66-2/3% of the sum of the aggregate unpaid principal amount of the Loans and/or the

Commitments; PROVIDED, HOWEVER, that, if and so long as there are only two Banks, "Required Banks" shall mean both of such Banks.

     "TAXES" means any and all present or future income, stamp, transfer, turnover and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and any and all interest, penalties, claims or other liabilities arising under or relating thereto, including those imposed on any of the Banks or on payments to be made to or received by any of them from the Borrower.

     "WORKING CAPITAL REQUIREMENT" means the sum of (i) the unpaid balance of any outstanding Loans and (ii) the total amount of funds that Borrower will need for working capital purposes in connection with the Project during any six month period without duplication, as certified by the Independent Engineer, rounded upward to the next $1,000 increment.

     SECTION 1.3 CONSTRUCTION.

     In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, on a basis consistent with the most recent audited financial statements, if any, of the relevant Person delivered to the Agent, or otherwise reasonably acceptable to the Agent.

                                   ARTICLE II

                              COMMITMENTS AND LOANS

     SECTION 2.1 COMMITMENTS.

     (a) Subject to the terms and conditions of this Agreement, each Bank irrevocably agrees severally to extend credit to the Borrower from time to time from the Availability Commencement Date to the Final Disbursement Date by making loans to the Borrower (each a "LOAN") pursuant to Section 2.2, in an aggregate amount outstanding not to exceed at any time the amount set forth opposite such Bank's name on the signature pages hereof or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the register maintained by the Agent (said agreement by each Bank, as the same may be reduced from time to time pursuant to the terms of this Agreement, herein called such Bank's "COMMITMENT"); PROVIDED THAT, during the period prior to the earlier of the Commercial Operation Date and the Guaranteed Provisional Acceptance Date, the amount that the Borrower shall be permitted to borrow shall not exceed $1,000,000 in the aggregate. Except as provided in the immediately preceding proviso, within the limits of each Bank's Commitment, the Borrower may borrow under Section 2.2, prepay Loans under Sections 2.5(a) and
(b), and reborrow under Section 2.2.

     (b) The Borrower may, by notice in writing given to the Agent not less than one Business Day before the date selected, select either of the following dates to be the Availability Commencement Date: (i) the Commercial Operation Date or
(ii) the date on which the Borrower is obligated to make its first payment for the purchase or transportation of gas for use at the Project.

     (c) On or prior to the date that is one (1) year prior to the original Final Disbursement Date or any extension thereof pursuant to this Section 2.1(c) (the "NOTICE DATE"), the Banks may, in their sole discretion, by unanimous consent, extend the original or extended Final Disbursement Date, as the case may be, for an additional one or more years. If the Banks agree to extend the Final Disbursement Date, the Agent shall notify the Borrower of the Banks' decision regarding such extension on or prior to the applicable Notice Date. Failure of the Agent to provide the Borrower with written notice of renewal on or prior to the applicable Notice Date in respect of the original Final Disbursement Date or any extended Final Disbursement Date, as the case may be, or imposition of additional terms and conditions adverse to the Borrower (in the Borrower's reasonable judgment) in respect of any such renewal, shall be deemed to constitute failure to extend the Final Disbursement Date beyond the original or extended Final Disbursement Date, as the case may be. If the Banks agree to extend the then current Final Disbursement Date, the Final Disbursement Date shall, effective from the date of the Agent's notice to the Borrower, be such extended date and the then effective Maturity Date shall simultaneously be extended for such an additional year or years as the case may be.

     (d) From time to time, to the extent that the Borrower's Working Capital Requirement shall exceed the aggregate Commitment of the Banks hereunder, the Borrower may request an increase in the amount of the aggregate Commitment to an amount equal to such Working Capital Requirement by submitting to the Agent a Commitment Increase Supplement in substantially the form of Exhibit E (a "COMMITMENT INCREASE SUPPLEMENT"). The Banks may, in their sole discretion, by unanimous consent, so increase the aggregate Commitment and the Agent shall notify the Borrower of such acceptance by delivery of such Commitment Increase Supplement, accepted by the Agent, on behalf of the Banks. Failure of the Agent to deliver an accepted Commitment Increase Supplement to the Borrower not later than 60 days after the Borrower's submission thereof, or imposition of additional terms and conditions adverse to the Borrower (in the Borrower's reasonable judgment) in respect of such increase, shall be deemed to constitute rejection of the Borrower's request to increase the aggregate Commitment of the Banks.

     (e) The Borrower shall have the right, from time to time upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks.

     (f) The proceeds of the Loans may be used only for Operating and Maintenance Costs, or in the case of Loans made prior to the earlier of the Commercial Operation Date or the Guaranteed Provisional Acceptance Date, for the cost of gas for testing of and chemicals for the Project.

     (g) In no event shall the Borrower be permitted to borrow hereunder if such borrowing would cause the Borrower to have Loans outstanding during any Annual Clean-Up Period. Prior to the commencement of each Annual Clean-Up Period, the Borrower shall pay or prepay any and all Loans that are then outstanding, together with accrued interest to the date of such payment or prepayment, such that no Loans are outstanding on the first day of such Annual Clean-Up Period.

     SECTION 2.2 MAKING LOANS.

     (a) Each Borrowing shall be made on notice, given by the Borrower to the Agent not later than 11:00 a.m. (New York City time), at least three Business Days before the date of the proposed Borrowing, PROVIDED, HOWEVER, if such Borrowing will bear interest at the Eurodollar Rate, such notice shall be given not later than 11:00 a.m. (New York City time) at least five Business Days before the date of the proposed Borrowing, and the Agent shall give each Bank prompt notice thereof by telecopier. Each such notice of a Borrowing shall be in the form of Exhibit B (a "NOTICE OF BORROWING"), or by telephone confirmed promptly in a Notice of Borrowing, by an Authorized Officer of the Borrower, specifying (i) the requested date of such Borrowing (which shall be a Business
Day), (ii) the requested aggregate amount of such Borrowing which shall be not less than $1,000,000 and in integral multiples of $100,000, (iii) whether such Borrowing will bear interest at the Eurodollar Rate or the Adjusted Base Rate,
(iv) if such Borrowing is to bear interest at the Eurodollar Rate, the applicable Interest Period, and (iv) the fact that the statements set forth in
Section 3.2(b) are true as of the date of such Notice of Borrowing. Each Bank shall, before 11:00 a.m. (New York City time), on the date of such Borrowing, make available to the Agent at its address set forth in Section 8.2, in immediately available funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will make such funds available to the Borrower by transferring such funds to the Construction Account or the Revenue Account, in each case established and held by the Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     (c) Unless the Agent receives notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such

Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank has not made such ratable portion available to the Agent, and Agent has made such amount available to the Borrower, the Agent shall first make written demand upon such Bank for payment and shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent; PROVIDED, that if the Borrower repays such corresponding amount to the Agent and such Bank subsequently makes available to the Agent its ratable portion of such borrowing, the Agent shall promptly make the proceeds thereof available to the Borrower. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at the following interest rates:
(i) with respect to interest from the Borrower, at the applicable interest rate selected by the Borrower with respect to such amount and (ii) with respect to interest from such Bank, at the Federal Funds Rate.

     (d) The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     SECTION 2.3 INTEREST.

     (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date such Loan is advanced until such principal amount has been repaid in full as follows:

          (i) BASE RATE LOANS. As to Base Rate Loans, at a rate PER ANNUM equal to the sum of the Adjusted Base Rate plus the Applicable Margin, payable monthly in arrears on the first Business Day of each month;

          (ii) EURODOLLAR RATE LOANS. As to Eurodollar Rate Loans, at a rate PER ANNUM equal to the sum of the Eurodollar Rate plus the Applicable Margin, payable on the last day of the applicable Interest Period or, if such Interest Period exceeds three months, at intervals of three months from the first day of such Interest Period; and

          (iii) POST-DEFAULT RATE. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Credit Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

     (b) METHOD OF ELECTING INTEREST RATES. (i) Each Loan shall constitute a Base Rate Loan unless the Borrower elects otherwise pursuant to the following provisions of this Section 2.3(b).

          (ii) Each Loan shall constitute a Base Rate Loan or a Eurodollar Rate Loan as the Borrower may elect in accordance with this Section 2.3(b). If no such election is timely made with respect to a Loan, such Loan shall initially constitute a Base Rate Loan in accordance with Section 2.3(b)(i). Thereafter, the Borrower may from time to time elect to change or continue the interest rate borne by each Loan, subject to the conditions set forth below, as follows:

                    (A) if such Loans are Base Rate Loans, the Borrower may
               elect to convert all or any portion of such Loans to Eurodollar Rate Loans as of any Business Day; and

                    (B) if such Loans are Eurodollar Rate Loans, the Borrower
               may elect to convert all or any portion of such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Rate Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

     Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent (x) in the case of a conversion to or continuation of a Eurodollar Rate Loan, not later than 12:00 noon (New York City time) on the third Business Day prior to the day on which such conversion or continuation is to be effective or (B) in the case of a conversion to a Base Rate Loan, at any time prior to the day on which such conversion is to be effective. Each Notice of Interest Rate Election shall be in writing (including facsimile transmission) or by voice, promptly confirmed in writing. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Loan.

          (iii) Each Notice of Interest Rate Election shall specify:

               (A) the Loan (or portion thereof) to which such notice applies;

               (B) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (ii) above;

               (C) if Loans are to be converted, the new type of Loans and, if such new Loans are Eurodollar Rate Loans, the duration of the initial Interest Period applicable thereto; and

               (D) if such Loans are to be continued as Eurodollar Rate Loans for additional Interest Periods, the duration of such Interest Periods.

          Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No conversion into or continuation of a Eurodollar Rate Loan shall be permitted when a Default or an Event of Default has occurred and is continuing, and if a Default or an Event of Default has occurred and is continuing, each Eurodollar Rate Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period applicable thereto.

               (iv) A Notice of Interest Rate Election shall not be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Eurodollar Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

               (v) Anything to the contrary in this Agreement notwithstanding, at no time shall there be outstanding more than two different Interest Periods applicable to the Loans.

          (c) FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Eurodollar Rate Loan or any Eurodollar Rate Loan is converted to a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, repay or prepay any Eurodollar Rate Loan after notice has been given to the Agent in accordance with the terms hereof, the Borrower shall reimburse the Agent, for the ratable account of the Banks, within 30 days after demand for any resulting loss or expense incurred by them, including any loss incurred in obtaining, liquidating or employing deposits from third parties. Without prejudice to the foregoing, the Borrower shall indemnify the Agent and the Banks against any direct (as opposed to consequential) loss or expense that the Agent or the Banks may sustain or incur as a consequence of a failure by the Borrower in payment of principal of, or interest on, any Eurodollar Rate Loan, or any part thereof, including any interest, premium or penalty paid by the Agent or any Bank to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such Eurodollar Rate Loan. A certificate as to the amount of any such loss or expense in reasonable detail (specifying the basis of such loss or expense) shall be promptly submitted by the Agent, or by any Bank through the Agent, to the Borrower and shall be conclusive and binding as to the amount thereof, absent manifest error.

          (d) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

               (i) the Agent or any Bank determines, in its reasonable judgment, that deposits in Dollars (in the applicable amounts) are not being offered to the Agent or such Bank in the relevant market for such Interest Period, or

               (ii) the Agent or such Bank, in its reasonable judgment, shall determine that the Eurodollar Rate will not adequately and fairly reflect the cost to the Agent or such Bank of funding its Eurodollar Rate Loans for such Interest Period, the Agent, or such Bank through the Agent, shall forthwith give notice thereof (which notice shall describe in reasonable detail the basis for such determination) to the Borrower, whereupon until the Agent, or such Bank through the Agent, notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Agent or such Bank to make or continue Eurodollar Rate Loans or to convert outstanding Loans into Eurodollar Rate Loans shall be suspended and (ii) each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

          (e) MAXIMUM RATE. This Agreement is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness hereunder or otherwise, shall the interest contracted for or charged or received by the Banks exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

          SECTION 2.4 REPAYMENT.

          The Borrower shall repay the principal amount of such Loan on the date 180 days after such Loan is advanced pursuant to Section 2.2(a); provided that, the Borrower shall repay on or prior to the Commercial Operation Date, the principal amount, together with accrued interest to the date of such repayment on the principal amount, of each Loan made on or prior to the Commercial Operation Date to the extent funds are available to pay such amounts in accordance with Section 3.9 of the Collateral Agency Agreement.

          SECTION 2.5 PREPAYMENTS.

          (a) The Borrower may, at any time and from time to time on any Business Day, upon prior written notice in the form of Exhibit D to the Agent not later than 11:00 a.m. (New York City time), at least one Business Day before the day of any prepayment of the Loans, such notice stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay without premium or penalty, except as provided in Section 2.3(c), the outstanding principal amounts of the Loans making up one or more Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

          (b) All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding Loans in inverse order of maturity, PROVIDED that such prepayments shall, to the extent not otherwise inconsistent with this subsection, first be applied to the prepayment of outstanding Base Rate Loans to the extent thereof and then to the prepayment of outstanding Eurodollar Rate Loans.

          SECTION 2.6 FEES.

          The Borrower shall pay the Agent for the respective accounts of the Banks, a commitment fee equal to .375% PER ANNUM of the difference between the Commitment and the average daily principal amount of Loans outstanding payable quarterly in arrears on each Quarterly Date occurring after the Closing Date.

          SECTION 2.7 SECURITY.

          The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Collateral Agency Agreement.

          SECTION 2.8 PAYMENTS.

          (a) The Borrower shall make each payment hereunder and under the Note not later than 11:00 a.m. (New York City time), on the day when due to the Agent at its address set forth in Section 8.2, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 8.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. The Agent may withhold from any interest payment to any Bank an amount equal to any applicable withholding tax (including upon the failure of any Bank to provide the forms or other documentation required under
     Section 2.15(e)).

          (b) Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower has not so made such payment in full to the Agent on the date on which such payment is due, each Bank agrees, irrevocably and without qualification or exception, to repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.9 COMPUTATION OF INTEREST AND FEES.

          All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10 PAYMENTS ON NON-BUSINESS DAYS.

          Whenever any payment or required deposit hereunder or under the Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by Borrower hereunder, such amount shall be due and payable not later than 10 Business Days after receipt by Borrower of written demand from the Agent for payment thereof.

          SECTION 2.11 SHARING OF PAYMENTS, ETC.

          (a) Each Bank agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim, it receives any payment in respect of the Loans or other Obligations hereunder, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Banks). If, as a result of such payment, such Bank receives a greater percentage of the Obligations owed to it under this Agreement than the percentage received by any other Bank, such Bank shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Obligations then held by such other Banks so that all such recoveries of principal and interest with respect to all Obligations owed to each Bank shall be pro rata on the basis of its respective amount of such Obligations owed to all Banks; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Bank to the extent of such recovery, but without interest.

          (b) Each Bank which receives a secured claim as described in subsection (a) above shall, to the extent practicable, exercise its rights in respect of such secured claim in accordance with such subsection (a) and otherwise in a manner consistent with the rights of the Banks entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

          (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Obligation so purchased or otherwise acquired of which the Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Obligation in the amount of the participation held by such holder.

          SECTION 2.12 EVIDENCE OF DEBT.

          (a) The indebtedness of the Borrower resulting from all Loans made by the Banks from time to time shall be evidenced by an appropriate notation on the schedule, or a continuation thereof, to the Working Capital Promissory Note substantially in the form of Exhibit A (the "NOTE"), delivered by the Borrower to the Agent, for the benefit of the Banks.

          (b) The Borrower shall promptly take such actions as the Agent or any Bank shall reasonably request to evidence any increase in the outstanding principal amount of the Obligations hereunder resulting from an increase in the aggregate Commitment pursuant to Section 2.1(d), including, without limitation, execution and delivery of amended and restated or supplemental Notes.

          (c) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of all Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or the Note.

          SECTION 2.13 INCREASED COSTS AND REDUCED RETURNS.

          (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject the Agent or such Bank to any tax, duty or other charge (other than routine examination fees or Taxes) with respect to the Eurodollar Rate Loans, the Notes or its obligation to make Eurodollar Rate Loans, or shall change the basis of taxation of payments to the Agent or any Bank of the principal of or interest on its Eurodollar Rate Loans or any other amounts due under this Agreement in respect of its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans (except for changes in the rate of tax on the net income of the Agent or such Bank imposed by the federal, state or local jurisdiction in which the Agent's or such Bank's principal executive office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Loan any such requirement provided in Section 2.15(b) against assets of, deposits with or for the account of, or credit extended by, the Agent or any Bank or shall impose on the Agent or any Bank or on the London interbank market any other condition affecting the Eurodollar Rate Loans, the Note or its obligation to make Eurodollar Rate Loans;

     and the result of any of the foregoing is to increase the cost to the Agent or such Bank of making or maintaining any Eurodollar Rate Loan, or to reduce the amount of any sum received or receivable by the Agent or such Bank under this Agreement or under the Note with respect thereto by an amount deemed by the Agent or such Bank to be material, then, the Agent, or such Bank through the Agent, shall deliver to the Borrower as promptly as practicable a certificate setting forth in reasonable detail additional amounts that the Agent or such Bank, as the case may be, determines will fully compensate it for such reduction, increased cost or payment and the basis for the determination of such amount, PROVIDED, that the Borrower shall not be obligated to compensate the Agent or any Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Agent first notifies the Borrower of a claim for such compensation or that an event had occurred which will entitle the Agent or a Bank to such compensation. Any such amount claimed by the Agent or any Bank shall, in the case of clause (i) above, be net of applicable tax savings, if any, directly attributable thereto. Within 30 days after demand by the Agent, the Borrower shall pay to the

     Agent, for its account or for the account of the applicable Bank, as the case may be, such additional amount shown as due on any such certificate, absent manifest error.

          (b) In the event that the Agent or any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that the Agent or such Bank is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which any Loan made by it bears interest based on the Eurodollar Rate (each such period, for the Agent or such Bank, a "EUROCURRENCY RESERVE PERIOD"), but only in respect of any period during which any reserve shall actually be maintained by the Agent or such Bank for any Eurodollar Rate Loan as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then the Agent, or such Bank through the Agent, shall promptly give notice to the Borrower of such determination, and the Borrower shall directly pay to the Agent, for its account or for the account of the applicable Bank, as the case may be, additional interest on the unpaid principal amount of such Loan during such Eurocurrency Reserve Period at a rate PER ANNUM which shall, during each monthly period applicable to such Loan, be the amount by which (x) the Eurodollar Rate for such monthly period divided (and rounded upward to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable to the Agent or such Bank in respect of Eurocurrency Liabilities exceeds (y) the Eurodollar Rate for such monthly period. The Agent, or such Bank through the Agent, shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount, PROVIDED that the Borrower shall not be obligated to compensate the Agent or any Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Agent first notifies the Borrower of a claim for such compensation or that an event has occurred which will entitle the Agent or a Bank to such compensation. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loan or, if later demanded by the Agent or any Bank, promptly on demand. Each of the Agent and the Banks agrees that, if notice is given to the Borrower of the existence of a Eurocurrency Reserve Period, the Agent, or the applicable Bank through the Agent, shall promptly notify the Borrower of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to the Agent or such Bank pursuant to the first sentence of this paragraph until such time, if any, as a subsequent Eurocurrency Reserve Period shall occur.

          (c) The Agent, and each Bank through the Agent, will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Agent or such Bank to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Agent or such Bank, be otherwise disadvantageous to the Agent or such Bank.

          SECTION 2.14 CAPITAL ADEQUACY.

          If the Agent or any Bank shall determine that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Agent or such Bank or its holding company as a consequence of the Agent's or such Bank's obligations hereunder to a level below that which the Agent or such Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Agent or such Bank to be material, then the Agent, or such Bank through the Agent, shall deliver to the Borrower as promptly as practicable (but in no event later than 120 days after the Agent or such Bank has actual knowledge of such claim for capital adequacy) a certificate setting forth in reasonable detail the amount being charged by the Agent or such Bank and the basis for the determination of such amount. Within 30 days after the delivery of such certificates by the Agent, the Borrower shall pay to the Agent, for its account or for the account of the applicable Bank, as the case may be, the amount shown as due on any such certificate.

          SECTION 2.15 TAXES.

          (a) Payments by the Borrower to the Agent and the Banks under this Agreement and the Note will be made free and clear of and without deduction for Taxes, other than Taxes based on the net income of the Agent or any Bank (including franchise taxes imposed in lieu of net income taxes) imposed by (x) the United States federal government, (y) the jurisdiction where the Agent or such Bank is organized or has its principal office or
     (z) the jurisdiction of the branch of such Bank maintaining any Loan or the branch of the Agent through which it renders its services as the Agent ("EXCLUDED TAXES"). If the Borrower is required by law to deduct Taxes (other than Excluded Taxes) from such a payment, then the sum payable under the instrument to which the payment relates will be increased so that such deduction does not result in a diminution in the amount the Agent or any Bank actually receives.

          (b) To the extent permitted by law, without duplication of amounts paid by the Borrower under Section 2.15(a), the Borrower hereby indemnifies and holds harmless the Agent and each Bank from and against, and agrees to reimburse the Agent and each Bank on an after-tax basis (computed taking into account any deductions or other benefits available for federal income tax purposes for the Agent or such Bank if it is a United States taxpayer and any deductions and benefits available for income tax purposes in any jurisdiction in which the Agent or such Bank is a taxpayer) on demand for, any and all Taxes paid or incurred by the Agent or such Bank in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the foregoing indemnity does not cover Excluded Taxes. Reimbursement on an "after-tax basis" means on a basis such that the Agent or such Bank is made whole after taking into account income taxes that the Agent or such Bank will owe on the indemnity or reimbursement payment in any jurisdiction and any related tax benefits, assuming the Agent or such Bank is subject to income taxes at the highest marginal rates. Nothing in this paragraph shall interfere with the right of the Agent or any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Agent and the Banks are under no obligation to claim a deduction or other benefit relating to these transactions ahead of any other claim, relief, credit, deduction or other benefit to which it is entitled. The Agent, or applicable Bank through the Agent, shall promptly give written notice to the Borrower (but in no event later than 60 days) after the Agent or such Bank has actual knowledge of the imposition of any Taxes subject to indemnification hereunder; PROVIDED, HOWEVER, that failure to give such notice within such 60 day period will not relieve the Borrower of the obligation to indemnify the Agent or such Bank in accordance with the terms hereof, except to the extent of interest that would have been avoided had the notice been given prior to the end of such 60 day period.

          (c) All payments made by the Borrower to each of the Banks and the Agent under this Agreement and the Note will be made without setoff, counterclaim or other defense.

          (d) The Borrower will provide evidence that all Taxes imposed on payments under this Agreement, any Loan or the Note, have been fully paid to the appropriate authorities by delivering official receipts or notarized copies to the Agent within 30 days after payment. The Borrower will compensate the Agent or any Bank that has to pay any Taxes because the Borrower failed to timely furnish such evidence; PROVIDED, that prior to paying such Taxes, the Agent, or such Bank through the Agent, shall have notified the Borrower of its intent to make such payment.

               (i) If the Borrower so requests promptly in writing after receipt of any notice under Section 2.15 hereof, the Agent or applicable Bank will contest in good faith the Taxes at the Borrower's expense, keep the Borrower fully informed about the progress of the contest, consult in good faith with the Borrower's counsel regarding conduct of the contest, and not compromise or otherwise settle the contest without the Borrower's consent (which shall not be unreasonably withheld or delayed); PROVIDED that the Agent or such Bank may in its sole discretion select the forum for the contest and determine whether the contest will be by resisting payment of the Taxes or by paying the Taxes and seeking a refund; PROVIDED FURTHER that the Agent or such Bank will be under no obligation to contest unless (A) if the Agent or such Bank requests, the Borrower has provided the Agent or such Bank an opinion of independent tax counsel selected by the Borrower and reasonably acceptable to the Agent or such Bank to the effect that there is a reasonable basis for the contest, (B) the amount in controversy is at least $75,000, (C) the Agent or such Bank has received satisfactory indemnification and security for any liability, loss, cost or expense arising out of the contest (including, but not limited to, all reasonable legal and accounting fees and expenses, penalties, interest and additions to tax), (D) if requested by the Agent or such Bank, the Borrower has admitted in writing its duty to indemnify the Agent or such Bank for the Taxes if the contest is lost (but such admission shall not preclude the Borrower from raising a defense to liability if a court of competent jurisdiction has rendered a decision articulating the cause of such Taxes, and the cause is not one for which the Borrower is responsible under this Section 2.15), and

          (E) if the contest is conducted in a manner that requires paying all or part of the Taxes, the Borrower has paid the amount required.

               (ii) If the Borrower so requests within 10 days of notice to the Borrower of the imposition of any Taxes on payments to any of the Banks of a type not generally imposed on United States or foreign lenders making loans of the types contemplated hereunder, such Banks shall (consistent with legal and regulatory restrictions) comply with
          Section 2.17 hereof.

          (e) At such times as may be required by Applicable Law or as the Agent or the Borrower may reasonably request, each Bank agrees that it will deliver to the Agent and the Borrower duly completed forms of any applicable jurisdiction or other documentation reasonably satisfactory to the Agent and the Borrower that such Bank is entitled to receive payments under this Agreement without deduction or withholding of income tax under the Applicable Law of such jurisdiction. Each Bank further agrees to notify the Agent and the Borrower of the occurrence of any event (including any change in treaty, law or regulation) that would render such Bank unable to receive payments hereunder without such deduction or withholding. The provisions of this Section 2.15(e) shall apply to any successor holder of a Note.

          SECTION 2.16 ILLEGALITY.

          If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for the Agent or such Bank to make, maintain or fund its Eurodollar Rate Loans, the Agent, or such Bank through the Agent, shall so notify the Borrower, whereupon until the Agent, or such Bank through the Agent, notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Agent or such Bank to make or continue Eurodollar Rate Loans, or to convert outstanding Loans into Eurodollar Rate Loans, shall be suspended. Before giving any notice to the Borrower pursuant to this Section 2.16, the Agent or applicable Bank shall designate a different lending office for the Eurodollar Rate Loans if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Agent or such Bank, be otherwise disadvantageous to the Agent or such Bank. If such notice is given, each Eurodollar Rate Loan of the Agent or such Bank then outstanding shall either (i) be converted to a Base Rate Loan on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan if the Agent or such Bank may lawfully continue to maintain and fund such Loan to such day, or (ii) be immediately converted to a Base Rate Loan if the Agent or such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day, PROVIDED that the Borrower shall not be obligated to make any payment pursuant to Section 2.3(c) as a result of such conversion. If the Borrower so requests within 10 days of receipt of the notice referred to above, the applicable Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.17 hereof.

          SECTION 2.17 ASSIGNMENTS BY BANKS.

          (a) If at least sixty (60) days prior to one year prior to the original Final Disbursement Date or any extension thereof, the Agent shall have requested the consent of each of the other Banks to the extension of such Final Disbursement Date, and if the Agent shall not within twenty-five
     (25) days of issuing such request, have received the written consent of any Bank to the extension proposed by the Agent, the Agent shall have the right to require such Bank to transfer all of its proportionate share of the Loans in accordance with Section 2.17(b). Prior to the Notice Date, each Bank shall give the Agent written Notice of such Bank's election to extend or not to extend the original or extended Final Disbursement Date for an additional one or more years as specified by the Agent.

          (b) If (a) a Bank is required to comply with this Section 2.17 after a request from the Borrower pursuant to Sections 2.15 or 2.16 or (b) the Borrower requests that the provisions of this Section 2.17 apply to a Bank within 10 days after the Borrower receives a notice from the Agent that (i) such Bank has failed to make available to the Agent its portion of any Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment, (ii) such Bank has provided the Agent with notice that such Bank shall not make available to the Agent such portion of any Loan required to be made available to the Agent pursuant to this Agreement or (iii) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, then such Bank shall assign all or a part of its proportionate share of the Loans and its Commitment to a replacement bank (which may be, but is not required to be, a Bank designated by the Borrower) (a "REPLACEMENT BANK"); PROVIDED that any assignment or transfer made by a Bank to a Replacement Bank shall satisfy the following conditions: (A) the Borrower shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and (B) any assignment of all or part of the Loans or other Obligations shall be made without recourse, representation or warranty, and the Borrower shall cause the Replacement Bank to pay to the Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to each Bank assigning its interest in the Loans or other Obligations hereunder.

          SECTION 2.18 REFINANCING OPTION.

          The Borrower shall have the right to refinance the Commitment and any outstanding Loans without premium or penalty, except as provided in Section 2.3(c), upon at least 10 Business Days' prior written notice to the Agent.

          SECTION 2.19 RIGHT OF SET-OFF.

          The Borrower hereby authorizes each Bank (in addition to, and without limitation of, any right of set-off, banker's lien or counterclaim a Bank may otherwise have), upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to the Borrower or any Person other than the Collateral Agent (any such notice being hereby expressly waived by the Borrower to the extent it may legally do so) to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Bank in any of its offices, wherever located (whether such deposits or indebtedness be in Dollars or in any other currency), to or for the credit or the account of the Borrower against any and all of the Obligations and liabilities of the Borrower now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

          SECTION 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS.

          The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:

          (a) issuance of the Bonds and submission to the Agent of duplicate originals or certified copies of all of the documents submitted in connection with the issuance of the Bonds on the Closing Date, which shall be in form and substance satisfactory to the Agent;

          (b) receipt by the Initial Bank of the following, in each case in the form approved by the Agent on the Closing Date:

               (i) this Agreement and the Note duly executed by the Borrower;

               (ii) an original of each of the Security Documents, duly executed by the parties thereto;

               (iii) a copy of each other Financing Document, duly executed by the parties thereto and certified by the Borrower as to completeness and authenticity;

               (iv) written opinions of counsel acceptable to the Agent, addressed to the Agent and the Banks, and in form and substance satisfactory to the Agent and covering such matters as the Agent may reasonably request;

               (v) evidence satisfactory to the Agent that each of the parties to the Project Contracts, Financing Documents and Security Documents shall have duly and irrevocably appointed a process agent to act for and on behalf of such person, to receive summonses and other legal process in connection with any suit, action or proceeding relating to such documents in the jurisdictions in which it is required to submit to such jurisdiction and such appointment shall have been accepted and all fees scheduled to accrue to each such agent for the service of process shall have been paid in full; and

               (vi) evidence satisfactory to the Agent that all actions necessary or appropriate in order to effectively establish, create or perfect the Security Interest have been duly taken; and

          (c) payment by the Borrower of all accrued fees and expenses (as provided in Sections 2.6 and 8.4) of the Agent and the Banks (including the reasonable accrued fees and disbursements of counsel to the Agent and the Banks), to the extent that one or more statements for such fees and expenses have been presented for payment.

          SECTION 3.2 CONDITIONS PRECEDENT TO EACH BORROWING.

          The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the limitations of such Bank's Commitment and to the satisfaction or waiver of the following further conditions precedent:

          (a) the Agent shall have received a Notice of Borrowing properly completed in all material respects with respect to such Loan;

          (b) the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

               (i) the representations and warranties of the Borrower incorporated by reference into this Agreement are true in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except as affected by the consummation of the transactions contemplated by this Agreement and except to the extent that any such failure to be true would not reasonably be expected to have a Material Adverse Effect; and

               (ii) no Default or Event of Default has occurred and is continuing;

          (c) no event shall have occurred and be continuing which could reasonably be expected to have a Material Adverse Effect;

          (d) in the case of a Borrowing prior to the earlier of the Commercial Operation Date or the Guaranteed Provisional Acceptance Date, the amount being advanced on the occurrence of such Borrowing together with all amounts previously advanced shall not exceed $1,000,000;

          (e) the requested borrowing shall not result in a failure by the Borrower to comply with the provisions of Section 2.1(g) of this Agreement; and

          (f) the Bonds are rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER.

          The Borrower hereby makes for the benefit of the Agent and the Banks all of the representations and warranties of the Borrower contained in
     Article III of the Indenture (which representations and warranties are incorporated by reference herein as if fully set forth herein).

          SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF INITIAL BANK.

          Initial Bank hereby represents and warrants to the Borrower and the Agent as follows:

          (a) Initial Bank is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Initial Bank has all necessary power and authority to execute and deliver, and to perform its obligations under, this Agreement.

          (c) All action on the part of Initial Bank that is required for the authorization, execution and delivery of, and performance by Initial Bank of its obligations under, this Agreement has been duly and effectively taken.

          (d) This Agreement has been duly executed and delivered by Initial
     Bank.

          (e) This Agreement constitutes a legal, valid and binding obligation of Initial Bank, enforceable against it in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally and
     (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE V

                                    COVENANTS

          SECTION 5.1 COVENANTS.

          So long as any Commitment is in effect or any Obligation remains unpaid, the Borrower shall observe and perform all of the covenants of the Borrower contained in Article VI of the Indenture (which covenants are incorporated herein by reference as if fully set forth herein).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          SECTION 6.1 EVENTS OF DEFAULT.

          Each of the following shall constitute an "Event of Default" under this Agreement so long as the same shall be continuing:

          (a) the Borrower shall fail to pay any amount due under this Agreement (including under any Note) within 15 days after the due date thereof;

          (b) an "Event of Default" under the Indenture shall have occurred and be continuing;

          (c) an "Event of Default" under the DSR LOC Reimbursement Agreement shall have occurred and be continuing; or

          (d) an "Event of Default" under the PPA LOC Reimbursement Agreement shall have occurred and be continuing.

          SECTION 6.2 REMEDIES.

          Upon the occurrence and during the continuation of an Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, take one or more of the following actions, (i) by notice to the Borrower, declare the obligation of each Bank to make Loans to be terminated, whereupon the same shall forthwith terminate, or (ii) declare the Obligations, all interest thereon and all other amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, or (iii) exercise such other rights and remedies as may be available under the Financing Documents or Applicable Law; in each case, PROVIDED that the Agent and the Banks shall not have the right to exercise any other remedy hereunder or otherwise available to the Agent or any Bank except in accordance with the provisions of the Collateral Agency Agreement.

                                  ARTICLE VII

                                    THE AGENT

          SECTION 7.1 AUTHORIZATION AND ACTION.

          (a) Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document or other Project Contract), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and the holders of the Note; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or other Project Contract or applicable law. In performing its function and duties hereunder, Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any Project Contract.

          (b) Each Bank hereby authorizes the Agent in the name of and on behalf of such Bank to sign such documents, take all such actions and perform such obligations that the Agent deems necessary or appropriate to bind each of the Banks under the Credit Documents and the Transaction Documents, and to create, perfect or maintain the existence or perfected status of any security interest, to be the named "Senior Party" under the Collateral Agency Agreement, and the sole named payee, in respect of all of the Financing Liabilities of the Borrower under or pursuant to this Agreement and the Note, and all Collateral to the extent securing such Financing Liabilities, and to take all such actions and perform such obligations that the Agent deems necessary or appropriate in such capacity.

          SECTION 7.2 AGENT'S RELIANCE, ETC.

          Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document or other Project Contract, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Bank that has signed an Assignment and Acceptance as the holder of the applicable portion of the Obligations; (b) may consult with legal counsel (including counsel for the Borrower or any Affiliate), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
     (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Credit Document or other Project Contract; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or other Project Contract on the part of the Borrower or any Affiliate or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or other Project Contract or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Credit Document or other Project Contract by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.3 INITIAL BANK AND AFFILIATES.

          With respect to its Commitment, the Loans made by it and the Note issued to it, Initial Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Initial Bank. Initial Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, all as if Initial Bank were not the Agent and without any duty to account therefor to the Banks.

          SECTION 7.4 BANK CREDIT DECISION.

          Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.5 INDEMNIFICATION.

          The Banks agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), on demand, ratably according to the respective principal amounts of the Obligations then held by each of them and/or the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or other Project Contract or any action taken or omitted by the Agent under any Credit Document or other Project Contract; PROVIDED, HOWEVER, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under
     Section 8.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower.

          SECTION 7.6 SUCCESSOR AGENT.

          The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld or delayed. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld or delayed), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents and the other Project Contracts. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

          SECTION 7.7 COLLATERAL.

          (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

          (b) The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Project Contracts.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1 AMENDMENTS, ETC.

          No amendment or waiver of any provision of this Agreement or the Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks, do any of the following: (a) waive any of the conditions specified in Article 3; (b) increase the Commitments of the Banks (except as expressly permitted by Section 2.1(d)) or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) postpone any date fixed for (i) payment of principal of, or interest on, the Loans or (ii) payment of fees or other amounts payable hereunder; (e) change the percentage of the Commitments or of the Loans outstanding, or the number of Banks, required for the Banks or any of them to take any action hereunder; or (f) amend this Section 8.1; and PROVIDED FURTHER, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent under this Agreement or the Notes.

          SECTION 8.2 NOTICES, ETC.

          All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered, if to the Borrower, to it at AES Red Oak, L.L.C., 1001 North 19th Street, Arlington, Virginia 22209, Attention: Project Manager, telephone (703) 522-1315, telecopier (703) 528-4510; if to any Bank other than Initial Bank, to it at the address or telecopier number set forth below its name in the Assignment and Acceptance by which it became a party hereto; if to the Agent or Initial Bank, to it at 75 Wall Street, 25th Floor, New York, NY 10005-2889, Attention: Project Finance Group, Michael Higgins, telephone (212) 429-2224, telecopier (212) 429-2192, Attention:
     Credit Administration Department; or, as to each party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit into the mails and (c) if sent by telecopier, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

          SECTION 8.3 NO WAIVER; REMEDIES.

          No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4 COSTS AND EXPENSES.

          The Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, the Note and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Project Contracts and the other documents to be delivered hereunder, (ii) the reasonable fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Borrower pursuant hereto, and (b) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Project Contracts and the other documents to be delivered hereunder, whether in any action, suit or litigation, any concordato, concurso liquidatorio, bankruptcy, insolvency or similar proceeding. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Borrower agrees to indemnify and hold the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of the foregoing.

          SECTION 8.5 APPLICATION OF MONIES.

          If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Agent shall reasonably determine.

          SECTION 8.6 SEVERABILITY.

          Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

          SECTION 8.7 NON-RECOURSE LIABILITY.

          Satisfaction of the Obligations shall be had solely from the Collateral. Notwithstanding any provision to the contrary in the Transaction Documents, there shall be no recourse against any Affiliates, stockholders, officers, directors, representatives or employees of the Borrower other than the Borrower (each a "NON-RECOURSE PARTY"), for any payment due hereunder or under any other Financing Document or Security Document from the Borrower, or for the performance of any obligation of such Non-Recourse Party, or breach of any representation or warranty made by such Non-Recourse Party hereunder or thereunder. The sole recourse of the Agent and the Banks hereunder or under any other Transaction Document or for the performance of any obligation of such party, or breach of any representation or warranty made hereunder or thereunder by such party, shall be against such party and its assets, it being expressly understood by the Senior Parties, that such obligations of each party are obligations solely of such entity and that no such personal liability shall attach to, or be incurred by any Non-Recourse Party; PROVIDED, that nothing contained in this Section 8.7 shall (i) impair in respect of the Borrower the validity of the Notes, prevent the taking of any action permitted by law against the Borrower or any of its Affiliates, or in any way affect or impair the rights of the Agent and the Banks to take any action permitted by law, in either case to realize upon the Collateral, (ii) be deemed to release the Borrower or any Affiliate thereof, or any past, present or future shareholder, partner, officer, employee, director or agent of any thereof, from liability for its fraudulent actions, fraudulent misrepresentations, gross negligence or willful misconduct or (iii) limit or affect the obligations and liabilities of any Non-Recourse Party in accordance with the terms of any other Transaction Document creating such obligations and liabilities to which such Non-Recourse Party is a party.

          SECTION 8.8 BINDING EFFECT.

          This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 8.9, no Bank other than Initial Bank shall have the right to assign any of its rights and obligations hereunder.

          SECTION 8.9 ASSIGNMENTS AND PARTICIPATIONS.

          (a) Any Bank may at any time (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, the consent of the Agent, such consent not to be unreasonably withheld or delayed, and the consent of the Initial Bank) sell to one or more banks or other entities whose long-term unsecured debt is rated at least "A" or the equivalent by S&P and Moody's (a "PURCHASING BANK") all or any part of its rights and obligations under this Agreement and the Note (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank, shall be in an amount equal to not less than the lesser of (x) $1,000,000 and (y) 33 1/3% of the Commitments) pursuant to an Assignment and Acceptance executed by such Purchasing Bank, such transferor Bank, the Agent and the Initial Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower). Upon (x) such execution of such Assignment and Acceptance and (y) delivery of a copy thereof to the Borrower and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the commitment percentage as set forth in such Assignment and Acceptance, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of commitment percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes.

          (b) Any Bank may, from time to time, sell or offer to sell participating interests in any Loans owing to such Bank, such Bank's interest in the Note, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "PARTICIPANT"), on such terms and conditions as may be determined by the selling Bank, without the consent of or notice to the Borrower, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, the Borrower, the Agent and the Initial Bank will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Borrower, including the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under
     Article 6 hereof and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (PROVIDED that such Bank may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon or extend the term of any Commitment). No Participant shall have any rights under this Agreement to receive payment of principal, interest or any other amount except through a Bank and as provided in this Section 8.9. The Borrower agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Note as set forth in
     Section 2.19 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or the Note. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.16 hereof with respect to its participation granted hereunder; PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

          (c) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED, HOWEVER, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as the Borrower may reasonably request.

          SECTION 8.10 INDEMNIFICATION.

          The Borrower agrees to indemnify, on demand, and hold harmless the Agent and each Bank and each of their respective officers, directors, employees, agents and affiliates from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever that such indemnified party may incur (or that may be claimed against such indemnified party by any Person) by reason of (a) any untrue statement or alleged untrue statement of any material fact concerning the Borrower or the Collateral, or the omission or alleged omission to state any fact concerning the Borrower or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (b) the issuance, sale or delivery of the Senior Debt; (c) the use of the proceeds of the Senior Debt or any Loan; (d) any reasonable action taken by such indemnified party in protecting and enforcing the rights and remedies of the Agent and the Banks under the Project Contracts;
     (e) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Project Contract; or (f) any failure by the Borrower to comply with any Environmental Law; PROVIDED, HOWEVER, that the Borrower shall not be required to indemnify the Agent or any Bank for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Agent's or any Bank's willful misconduct or gross negligence. The Borrower, upon demand by any party indemnified or intended to be indemnified pursuant to this Section 8.10 at any time, shall also reimburse such party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any party indemnified or intended to be indemnified pursuant to this Section 8.10 (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 8.10; PROVIDED, HOWEVER, that the Borrower shall not be liable for any settlement of any such action effected without the Borrower's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or counsel for the Borrower shall have declined to represent the Indemnified Party in light of a potential conflict of interest or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

          SECTION 8.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

          (a) THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW
     SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT OR THE NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES

     AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 8.2, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE BROUGHT IN THE COURTS REFERRED TO IN SECTION 8.11(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT OR THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 8.12 HEADINGS.

          The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

          SECTION 8.13 EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized representatives, as of the day and year first above written.

                                  AES RED OAK , L.L.C.

                                  By: /s/ Louis J. Anatrella
                                     --------------------------------
                                     Name: Louis J. Anatrella
                                     Title: Vice President

COMMITMENT
$2,500,000                        DRESDNER BANK AG, acting through its New York
                                  Branch and/or Grand Cayman Branch, as Initial
                                  Bank and as a Bank


                                  By: /s/ Thomas Lake
                                     -------------------------------------------
                                     Name: Thomas Lake
                                     Title: Vice President

                                  By: /s/ Andrew Schroeder
                                     -------------------------------------------
                                     Name: Andrew Schroeder
                                     Title: Vice President

                                  DRESDNER BANK AG, acting through its New York Branch, as Agent

                                  By: /s/ Thomas Lake
                                     -------------------------------------------
                                     Name: Thomas Lake
                                     Title: Vice President

                                  By: /s/ Andrew Schroeder
                                     -------------------------------------------
                                     Name: Andrew Schroeder
                                     Title: Vice President

                         [WORKING CAPITAL AGREEMENT]

                                                                       EXHIBIT A

                                     FORM OF
                         WORKING CAPITAL PROMISSORY NOTE
                         -------------------------------


$2,500,000                                                    New York, New York
                                                                  March 15, 2000

     FOR VALUE RECEIVED, the undersigned, AES RED OAK, L.L.C., a Delaware limited liability company (the "BORROWER"), hereby unconditionally promises to pay to the order of DRESDNER BANK AG, acting through its New York Branch (the "AGENT") for the benefit of the Banks referred to from time to time in the Credit Agreement referred to below the lesser of (i) the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) the aggregate unpaid principal amount of the Loans made by the Banks to the Borrower under the Credit Agreement on the dates and in the amounts specified therein.

     The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Credit Agreement. This Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Banks exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under Applicable Law, and the amount of interest for any subsequent period, to the extent less than that permitted by Applicable Law, shall to that extent be increased by the amount of such reduction.

     The holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Credit Agreement. All such notations shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to the Agent, for the account of the Banks, at 75 Wall Street, New York, NY 10005-2889, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Credit Agreement.

     The holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Loan made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the

                                   Ex. A-1

Borrower hereunder or under the Credit Agreement. All such notations shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

     This Note is the "NOTE" of the Borrower to the Agent, for the benefit of the Banks, referred to in, evidences each Loan made by the Banks to the Borrower under, is subject to the provisions of, and entitles the holder to the benefits of, the Working Capital Agreement dated as of March 1, 2000 (the "CREDIT AGREEMENT") among the Borrower, the Banks (including the "INITIAL BANK") parties thereto, and the Agent, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The Credit Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Credit Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

     In addition to any and all costs, fees and expenses for which the Borrower is liable under the Credit Agreement, the Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

     The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by Applicable Law. No failure or delay by the holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Credit Agreement shall operate or be construed as a waiver or modification hereof or thereof.

     This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Agent and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     Recourse under this Note is limited in accordance with Section 8.7 of the Credit Agreement, and the provisions of said Section 8.7 are incorporated herein by reference.

     THIS NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY

                                   Ex. A-2

EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                  AES RED OAK, L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:






                                   Ex. A-3

                                    SCHEDULE



                                                                                        Total
                                                                                      Principal
   Date     Principal      Amount of       Unpaid     Date Interest    Amount of      Amount of
   Loan     Amount of   Principal Paid    Principal    Payment is      Interest         Loans      Notation
   Made        Loan       or Prepaid       Balance         Due            Due        Outstanding    Made by
   ----     ---------   --------------    ---------   -------------   ----------     -----------   --------









                                   Ex. A-4

                                                                       EXHIBIT B

                           NOTICE OF BORROWING NO. [ ]

                         [AES Red Oak L.L.C. Letterhead]

                                        [Date - [Three Business Days for
                                        Base Rate Loan or Five Business
                                        Days for Eurodollar Rate Loan]
                                        prior to Working Capital Loan
                                        advance date]

Dresdner Bank AG, New York Branch
75 Wall Street
New York, NY  10005-2889
Attention:        Michael Higgins
                  Portfolio Management
                  Telephone:  212-429-2224

with a copy to:   Maria Pena
                  Telephone:  212-429-2677

Gentlemen:

Reference is made to the Working Capital Agreement dated as of March 1, 2000, by and among AES Red Oak L.L.C. (the "BORROWER"), the financial institutions named therein (the "BANKS") and Dresdner Bank AG, acting through its New York Branch (the "AGENT") (as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") (capitalized terms used herein and in the accompanying schedules, unless otherwise noted, shall have the meanings ascribed to them in the Credit Agreement).

The Borrower hereby requests that the Agent make available to the Borrower on _________, 200__, a Borrowing under the Credit Agreement in the following amount:

Funds required by the Borrower to pay
     for Operating and Maintenance Costs
     [gas and/or chemicals for testing of the Project]        $_________________

This Borrowing shall bear interest at [choose Adjusted Base Rate or Eurodollar Rate as specified in Section 2.3 and Interest Period applicable to Eurodollar Rate Loan].

                                   Ex. B-1

Attached hereto are invoices or other evidence of amounts due evidencing the uses contemplated for the requested Borrowing. We request that the funds representing the requested Borrowing be deposited in the following account:

     [Account Number]

In connection with this request for a Borrowing, the Borrower further certifies that the proceeds of the Borrowing being requested herein are to be applied for the uses permitted by the Credit Agreement.

The Borrower hereby certifies to the Agent and each Bank that, as of the date of this request for a Borrowing, the Borrower will be in compliance, subject to the satisfaction or waiver by the Agent, with all conditions precedent set forth in
Section 3.2 of the Credit Agreement.

                                  AES RED OAK L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:







                                   Ex. B-2

                                                                       EXHIBIT C

                            WORKING CAPITAL AGREEMENT

                            ASSIGNMENT AND ACCEPTANCE

                             Dated __________, 200_

     Reference is made to the Working Capital Agreement dated as of March 1, 2000 (the "WORKING CAPITAL AGREEMENT") among AES Red Oak L.L.C., a Delaware limited liability company (the "BORROWER"), the Banks (as defined in the Working Capital Agreement) and Dresdner Bank AG, acting through its New York Branch, as Agent for the Banks (the "AGENT"). Terms defined in the Working Capital Agreement are used herein with the same meaning.

     _________________ (the "ASSIGNOR") and ___________________ (the "ASSIGNEE")
agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor's rights and obligations under the Working Capital Agreement as of the date hereof (after giving effect to any other assignments thereof made before the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in the Assignor's Commitment and the Loans owing to the Assignor. The Assignee shall pay to the Assignor, at or before 12:00 noon, local time of the Assignor, on the Effective Date, the purchase price therefor in an amount equal to the percentage interest of the Loans owing to the Assignor, as reflected on Schedule 1 hereto, in immediately available funds.

     2. The Assignor (a) represents and warrants that as of the date hereof its Commitment and the Loans owing to it (after giving effect to any other assignments of the foregoing made before the date hereof, whether or not such assignments have become effective, but without giving effect to any other such assignments also made on the date hereof) are in the respective dollar amounts specified therefor on Schedule 1 hereto; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest in free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents or any other instrument or document furnished pursuant thereto; and (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any other Person of any of its obligations under any of the Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (a) confirms that it has received copies of the Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, including such documents

                                   Ex. C-1
evidencing satisfaction of the conditions precedent set forth in the Working Capital Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information an it may deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Working Capital Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Working Capital Agreement are required to be performed by it as a Bank; and (e) specifies as its address for notices the address set forth beneath its name on Schedule 1 hereto.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent in the register maintained by the Agent for such purposes. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "EFFECTIVE DATE").

     5. Upon such acceptance and recording by the Agent, as of the Effective Date (a) the Assignee shall be a party to the Working Capital Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Working Capital Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date the Agent shall make all payments under the Working Capital Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments, directly between themselves in respect of payments of principal, interest and/or fees under the Working Capital Agreement for periods before the Effective Date.

     7. Each of the Assignor and the Assignee agrees that at any time and from time to time upon the written request of the other party, it will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to effect the purposes of this Assignment and Acceptance.

     8. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS ASSIGNMENT AND ACCEPTANCE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     9. This Assignment and Acceptance is executed by the parties on Schedule 1 hereto and may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Execution of this Assignment and Acceptance by the Agent and the Borrower on Schedule 1 hereto shall constitute any consent of such Person required pursuant to Section 8.9 of the Working Capital Agreement.

                                   Ex. C-2

                                  [ASSIGNOR]


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:








                                   Ex. C-3

                                  [ASSIGNEE]


                                  By:
                                     Name:
                                     Title:


                                  [ADDRESS FOR NOTICES]

Consented to on this _____ day of
__________, 200__:

DRESDNER BANK AG, acting through its
New York Branch,
as Agent


By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:


DRESDNER BANK AG, acting through its
New York Branch and/or Grand Cayman Branch, as Initial Bank

By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:


                                   Ex. C-4

Consented to on this _____ day of __________, 200__:

AES RED OAK, L.L.C.


By:
   -------------------------------
   Name:
   Title:






                                   Ex. C-5

                                                                      SCHEDULE 1
                                                    TO ASSIGNMENT AND ACCEPTANCE




         SECTION 1.

         Percentage Interest:                               _______%

         SECTION 2.

         IMMEDIATELY PRIOR TO EFFECTIVE DATE:

         Assignor's Commitment:                            $_______

         Loans owing to Assignor:                          $_______

         SECTION 3.

         UPON EFFECTIVE DATE:

         Assignor's Commitment:                            $

         Assignee's Commitment:                            $

         SECTION 4.

         Effective Date:                            _______________



                                   Ex. C-6

                                                                       EXHIBIT D

                               NOTICE OF REPAYMENT
                               -------------------

                        [AES Red Oak, L.L.C. Letterhead]

                                     [Date]

Dresdner Bank AG, New York Branch, as Agent
75 Wall Street
New York, NY  10005-2889
Attention:        Michael Higgins
                  Portfolio Management
                  Telephone:  212-429-2224
with a copy to:   Maria Pena
                  Telephone:  212-429-2677

The Bank of New York, as Collateral Agent
101 Barclay Street, Floor 21W
New York, NY  10286
Attention:        Corporate Trust Administration

Ladies and Gentlemen:

Reference is made to the Working Capital Agreement dated as of March 1, 2000 by and among AES Red Oak L.L.C. (the "BORROWER"), the financial institutions named therein (the "BANKS") and Dresdner Bank AG, acting through its New York Branch (the "AGENT") (as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") (capitalized terms used herein, unless otherwise noted, shall have the meanings ascribed to them in the Credit Agreement).

The Borrower hereby notifies the Agent and the Collateral Agent of the following repayment of Loans to be made on [date]:

     [1.  Repayment of principal in respect of the
          Loan made pursuant to Notice of
          Borrowing No. [___] dated [____________]
          in the original principal amount of
          $---------------                                     $----------------

                                  AES RED OAK, L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                                   Ex. D-1

                                                                       EXHIBIT E

                            WORKING CAPITAL AGREEMENT
                         COMMITMENT INCREASE SUPPLEMENT

                        [AES Red Oak, L.L.C. Letterhead]

                                     [Date]

Dresdner Bank AG, New York Branch, as Agent
75 Wall Street
New York, NY  10005-2889
Attention:        Michael Higgins
                  Portfolio Management
                  Telephone:  212-429-2224

with a copy to:   Maria Pena
                  Telephone:  212-429-2677

Ladies and Gentlemen:

Reference is made to the Working Capital Agreement dated as of March 1, 2000 by and among AES Red Oak L.L.C. (the "BORROWER"), the financial institutions named therein (the "BANKS") and Dresdner Bank AG, acting through its New York Branch (the "AGENT") (as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") (capitalized terms used herein, unless otherwise noted, shall have the meanings ascribed to them in the Credit Agreement).

The Borrower hereby notifies the Agent that the current Working Capital Requirement is $____________ and attaches to this Supplement a certificate of the Independent Engineer confirming such Working Capital Requirement. Therefore, pursuant to Section 2.1(d) of the Credit Agreement, the Borrower hereby requests that the aggregate Commitment of the Banks under the Credit Agreement be increased from $___________ to $_____________ effective [date], such that the Commitment of each Bank from and after such date shall be as set forth on Annex A.

                                  AES RED OAK, L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   Ex. E-1

Accepted and agreed to this
___ day of _____________ 200__.

DRESDNER BANK, AG, acting through its
New York Branch, as Agent


By:
   -----------------------------
   Name:
   Title:


By:
   -----------------------------
   Name:
   Title:






                                   Ex. E-2

                                     ANNEX A

                                       to

                                    EXHIBIT E



                 BANK                     EXISTING COMMITMENT         INCREASED COMMITMENT

                                               ----------                  ----------
Aggregate Commitment of the Banks

                                               ----------                  ----------








                                   Ex. E-3

                                   SCHEDULE 1

                            WORKING CAPITAL AGREEMENT
                                APPLICABLE MARGIN



------------------------------ -----------------------------------------------
                                             APPLICABLE MARGIN
                                (The Applicable Margin at any time shall be
                                  the percentage listed below opposite the
RATING(1)                      rating of the Bonds as in effect at such time)

------------------------------ -----------------------------------------------
                                EURODOLLAR RATE LOANS      BASE RATE LOANS
------------------------------ ------------------------ ----------------------
     BBB/Baa2 or higher                1.125%                  0.375%
------------------------------ ------------------------ ----------------------
          BBB-/Baa3                     1.25%                   0.50%
------------------------------ ------------------------ ----------------------
           BB+/Ba1                      2.25%                   1.50%
------------------------------ ------------------------ ----------------------
           BB/Ba2                       2.50%                   1.75%
------------------------------ ------------------------ ----------------------
      BB-/Ba3 or lower                  2.75%                   2.00%
------------------------------ ------------------------ ----------------------


-------------------------------------
(1) The lower of the rating assigned by S&P or Moody's to the Bonds.